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As filed with the Securities and Exchange Commission on March 21, 2011.

Registration No. 333-172739

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1

To

Form F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IESI-BFC LTD.
(Exact name of Registrant as specified in its charter)

Province of Ontario, Canada	4953	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if any)

400 Applewood Crescent, 2nd Floor, Vaughan, Ontario, Canada L4K 0C3, (905) 532-7510
(Address and telephone number of Registrant's principal executive offices)

IESI Corporation, 2301 Eagle Parkway, Suite 200, Fort Worth, Texas 76177, (817) 632-4000
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Daniel P. Raglan, Esq.
Torys LLP
237 Park Avenue
New York, New York 10017-3142
(212) 880-6000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

           It is proposed that this filing shall become effective (check appropriate box below):

A.	☒	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

 PART I

INFORMATION REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

I-1

SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	March 21, 2011

IESI-BFC LTD.

US$750,000,000

Common Shares
Debt Securities
Warrants

We are North America's third largest non-hazardous solid waste management company. We provide non-hazardous solid waste collection and disposal services to commercial, industrial, municipal and residential customers in 12 states and the District of Columbia in the United States and six provinces in Canada. We serve our customers with our vertically integrated collection and disposal assets. As of December 31, 2010 we served approximately 3.8 million residential customers and approximately 250,000 commercial and industrial customers.

This prospectus relates to the offering for sale from time to time, during the 25-month period that this prospectus, including any amendments hereto, remains effective, of the securities listed above in one or more series or issuances, with an initial offering price of such securities, in the aggregate, of up to US$750,000,000. These securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions and set forth in an accompanying prospectus supplement. We may, from time to time, issue securities other than pursuant to this prospectus.

We will provide the specific terms of any securities we or our securityholders actually offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer securities unless accompanied by a prospectus supplement. Any net proceeds we or our securityholders expect to receive from the sale of our securities will be set forth in a prospectus supplement.

All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

We will not offer warrants for sale to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the warrants to be offered is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces of Canada where the warrants will be offered for sale. See "Description of Warrants".

This prospectus does not qualify for issuance any securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, but not limited to, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items. For greater certainty, this prospectus may qualify for issuance securities in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to published rates of a central banking authority or one or more financial institutions, such as prime rate or a bankers' acceptance rate, or to recognized market benchmark interest rates such as LIBOR.

Our common shares are listed on the Toronto Stock Exchange, or TSX, and the New York Stock Exchange, or NYSE, under the listing symbol "BIN".

Unless otherwise specified in the applicable prospectus supplement, the debt securities and warrants will not be listed on any securities exchange. Accordingly, unless so specified, there will be no market through which the debt securities and warrants may be sold and purchasers may not be able to resell such securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation. See "Risk Factors".

Our securities may be sold pursuant to this prospectus through underwriters, dealers, placement agents or other intermediaries designated from time to time at amounts and prices and other terms determined by us or any selling securityholders. In connection with any underwritten offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at levels other than those which may prevail on the open market. A prospectus supplement will set out the names of any underwriters, dealers, agents or selling securityholders involved in the sale of our securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

Investing in our securities involves risks. See "Risk Factors".

Our head office is at 400 Applewood Crescent, 2nd Floor, Vaughan, Ontario, L4K 0C3. Our registered office is at 79 Wellington Street West, Suite 3000, Toronto, Ontario, M5K 1N2.

We are permitted to prepare this prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with generally accepted accounting principles in the United States, and are subject to Canadian and Public Company Accounting Oversight Board (United States) auditing and auditor independence standards.

Owning the securities may subject you to tax consequences both in the United States and Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to a particular offering of securities, and should consult your own tax advisor with respect to your own particular circumstances.

Your ability to enforce civil liabilities under the U.S. federal securities laws may be affected adversely because we are incorporated in Ontario, most of our directors and officers and some of the experts named in this prospectus and the documents incorporated by reference are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets and a substantial portion of our assets are located outside the United States.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state or provincial securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

 ABOUT THIS PROSPECTUS

        You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. References to this "prospectus" include documents incorporated by reference herein. See "Documents Incorporated by Reference". You should assume that the information contained in this prospectus or the documents incorporated by reference is accurate only as of the date on the front of such documents. Our business, operating results, financial condition and prospects may have changed since those dates. This document may only be used where it is legal to offer these securities.

        On July 2, 2010, we completed our merger with Waste Services, Inc., or WSI. When we use the terms "IESI-BFC Ltd.," "we," "us" or "our" in this prospectus and any prospectus supplement, we mean IESI-BFC Ltd. and its subsidiaries on a consolidated basis, including WSI, unless we state or the context implies otherwise.

        Our U.S. operations are operated under the IESI and WSI brand names. Our Canadian operations are operated under the BFI Canada and WSI brand names. BFI is a trademark of Browning-Ferris Industries, Inc. and is used under license in connection with our Canadian operations. We are not affiliated with Browning-Ferris Industries, Inc.

        This prospectus is part of a registration statement on Form F-10, or the Registration Statement, that we have filed with the SEC. This prospectus provides you with a general description of the securities that we or the selling securityholders may offer. Each time securities are sold under this prospectus, you will receive a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any applicable prospectus supplement, together with additional information incorporated by reference and described under the heading "Documents Incorporated By Reference". This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You should refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to us and the securities that may be offered hereunder.

 PRESENTATION OF OUR FINANCIAL INFORMATION

        In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to "$" or "US$" are to U.S. dollars, and all references to "Cdn$" are to Canadian dollars.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents incorporated by reference herein, contains "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. You can typically identify forward-looking statements by the use of forward-looking words, such as "anticipate," "believe," "budget," "continue," "could," "estimate," "expect," "forecast," "goals," "intend," "intent," "belief," "may," "plan," "foresee," "likely," "potential," "project," "seek," "strategy," "synergies," "targets," "will," "should," "would," variations of such words and other similar words. Forward looking statements include, but are not limited to, statements relating to future financial and operating results and our plans, objectives, prospects, expectations and intentions. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Numerous factors could cause our actual results to differ materially from those expressed or implied in the forward-looking statements, including the following, which are discussed in greater detail elsewhere in this prospectus and the documents incorporated by reference herein:

  •
  downturns in the worldwide economy;

  •
  risks related to our landfill operations, including our ability to obtain, renew and maintain certain permits, licenses and approvals;

  •
  our financial obligations to pay closure and post-closure costs in respect of our landfills;

  •
  our ability to obtain performance or surety bonds, letters of credit and insurance;

  •
  our leverage, restrictive covenants in our debt instruments and our capital requirements;

  •
  our level of outstanding indebtedness;

  •
  our ability to implement our acquisition strategy;

  •
  the possibility that the estimated synergies relating to our acquisition of WSI will not be realized within the expected timeframe or at all;

  •
  increases in our capital requirements as a result of future acquisitions;

  •
  our ability to manage the growth of our business;

  •
  our ability to successfully bid on new contracts;

  •
  our reliance on third party disposal customers;

  •
  our geographic and customer concentration;

  •
  the loss of significant contracts;

  •
  labour disputes or other work stoppages;

  •
  fuel cost fluctuations;

  •
  changes in commodity prices;

  •
  our reliance on and ability to retain key personnel;

  •
  potential changes in the carrying value of our assets and goodwill;

  •
  uninsured and underinsured losses;

  •
  the stringent requirements of, and the potential for changes to, applicable legislation and governmental regulations;

  •
  our inability to comply with environmental regulations;

  •
  liabilities resulting from potential environmental contamination;

  •
  costs and uncertainties surrounding climate change regulations;

  •
  competition, whether new or existing;

  •
  provincial, state and local government requirements under which landfill alternatives are encouraged;

  •
  the accuracy of our assumptions relating to landfill expansion;

  •
  our use of accounting estimates and judgments;

  •
  the adoption of new accounting standards;

  •
  potential deficiencies in our internal control over financial reporting and disclosure controls and procedures;

  •
  the loss of our status as a foreign private issuer;

  •
  future asset sales and divestitures; and

  •
  customer credit risk.

        All of the forward-looking statements included or incorporated by reference in this prospectus are qualified by these cautionary statements and those made in the "Risk Factors" section of this prospectus, those made in the "Risk Factors" section of our annual information form dated March 31, 2010, or our Annual Information Form, in respect of our fiscal year ended December 31, 2009, those made in the "Risks and Uncertainties" and "Outlook" sections of our management's discussion and analysis as at and for the year ended December 31, 2010 and those made in our other filings with the securities commissions or similar authorities in Canada incorporated by reference herein. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of the document in which they are contained. The areas of risk and uncertainty described above are not exclusive and should be considered in connection with any forward-looking statements that may be made in this prospectus. In addition, although we have attempted to identify important factors that could cause actual actions, events or results to differ materially from those discussed in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Except as required by applicable law or regulation, we disclaim any obligation to release publicly or otherwise make any revisions to any forward-looking statements, to report events or circumstances after the date of this prospectus or to report the occurrence of unanticipated events.

THE COMPANY

Description of the Business

        We are North America's third largest non-hazardous solid waste management company. We provide non-hazardous solid waste, or waste, collection and disposal services to commercial, industrial, municipal and residential customers in 12 states and the District of Columbia in the United States and six provinces in Canada. We serve our customers with our vertically integrated collection and disposal assets. As of December 31, 2010 we served approximately 3.8 million residential customers and approximately 250,000 commercial and industrial customers.

        On July 2, 2010 we completed a merger with WSI pursuant to an agreement and plan of merger, or the Merger Agreement, entered into on November 11, 2009. Pursuant to the Merger Agreement, a wholly-owned subsidiary of IESI-BFC Ltd. merged with and into WSI, with WSI surviving the merger as our wholly-owned subsidiary.

        Our U.S business operates under the IESI and WSI brands and provide vertically integrated waste collection and disposal services in two geographic regions: the South, consisting of various service areas in Florida, Texas, Louisiana, Oklahoma, Arkansas, Mississippi, Missouri and Illinois, and the Northeast, consisting of various service areas in New York, New Jersey, Pennsylvania, Maryland and the District of Columbia. Combined, our U.S. businesses operate 22 landfills, 45 transfer stations, 22 material recovery facilities, or MRFs, two landfill gas to energy facilities and one transportation operation.

        Our Canadian business operates under the BFI Canada and WSI brand names. We believe that we are one of Canada's two largest non-hazardous solid waste management companies, providing vertically integrated waste collection and disposal services in the provinces of British Columbia, Alberta, Manitoba, Ontario and Quebec. Our Canadian business also provides disposal services in the province of Saskatchewan. Our Canadian business owns or operates eight landfills, 16 transfer stations, 20 MRFs and one landfill gas to energy facility.

        As we integrate and consolidate our operations with WSI, certain transfer stations or MRFs may be subject to consolidation and this consolidation may reduce the number of facilities we operate in the future.

Organizational Structure

        The following diagram sets forth our organizational structure following our merger with WSI and an internal reorganization completed January 1, 2011. For simplification, this diagram omits certain wholly-owned holding or operating companies.

(1)
Includes BFI Usine de Triage Lachenaie Ltée, a company incorporated under the laws of Canada, and Entreprise Sanitaire F.A. Ltée, a company incorporated under the laws of Canada.

(2)
Includes Waste Services of Florida, Inc., a company incorporated under the laws of Delaware.

(3)
Includes Seneca Meadows, Inc., a company incorporated under the laws of New York, IESI TX Corporation, a company incorporated under the laws of Texas, and Winter Bros. Waste Systems, Inc., a company incorporated under the laws of Delaware.

Share Capital

        As of March 18, 2011, there were 121,726,722 common shares outstanding. Our common shares are currently listed on the TSX and the NYSE under the symbol "BIN".

 RECENT DEVELOPMENTS

        On December 31, 2010, we issued 11,048,624 common shares on a mandatory exchange of the participating preferred shares, or the Participating Preferred Shares, of IESI Corporation, or IESI, on the basis of 100 common shares for each Participating Preferred Share pursuant to the terms of the third amended and restated securityholders' agreement dated as of July 2, 2010, or the Amended and Restated Securityholders' Agreement, between IESI-BFC Ltd., IESI-BFC Holdings Inc. and IESI, as trustee on behalf of the former equity investors of IESI, or the Retained Interest Holders.

        On December 23, 2010, we announced that we indirectly acquired the waste collection, transfer and landfill assets of Fred Weber Inc., Crown Excel Disposal LLC and Weber Gas Energy, LLC in St. Louis, Missouri for cash consideration of $162.5 million. The acquired assets include: (i) the largest municipal solid waste landfill in the State of Missouri as measured by volume, with an expected life of approximately 80 years and no daily volume limit; (ii) a collection business including both commercial and roll-off collection routes that will be integrated with our existing collection operation in the St. Louis market; (iii) a municipal solid waste transfer station in Valley Park, Missouri; and (iv) a third party agreement for the sale of landfill methane gas commencing in the second half of 2012.

        On December 21, 2010, we announced that William P. Hulligan was appointed Executive Vice President, U.S. Operations effective January 1, 2011. Mr. Hulligan will lead our U.S. operations, focusing on the execution of our strategic and corporate development initiatives.

        On November 16, 2010, we announced that Joe Quarin was appointed to serve as the President and Chief Operating Officer of IESI-BFC Ltd. Mr. Quarin succeeded Charles Flood, who was appointed Vice Chairman of IESI-BFC Ltd. and IESI.

        On July 2, 2010, we completed a merger with WSI pursuant to the Merger Agreement under which a wholly-owned subsidiary of IESI-BFC Ltd. merged with and into WSI, with WSI surviving the merger as our wholly-owned subsidiary.

        On July 5, 2010, in connection with our merger with WSI, David Sutherland-Yoest joined us as a director of IESI-BFC Ltd. and Executive Vice-President and Chief Development Officer of IESI-BFC Ltd., and Michael G. DeGroote joined us as a director of IESI-BFC Ltd. On March 17, 2011, Mr. Sutherland-Yoest resigned his positions with us. Mr. DeGroote was non-executive Chairman of WSI from October 2008 until the July 2010 merger. He has over 35 years of involvement with the waste management industry. Under Mr. DeGroote's leadership, Laidlaw Inc. became the third largest waste management company in North America. After selling his controlling interest in Laidlaw to Canadian Pacific, or CP, in 1988, Mr. DeGroote was appointed to CP's Board of Directors until he resigned in 1990. Mr. DeGroote was made an Officer of the Order of Canada in 1991 and holds an Honorary Doctorate degree from McMaster University in Hamilton, Ontario. Mr. DeGroote and certain other parties entered into a settlement agreement with the Ontario Securities Commission on April 28, 1993 with respect to allegations of insider trading in Laidlaw class B shares by Mr. DeGroote and those parties. The settlement agreement did not admit or deny the allegations made, and provided for the consent by Mr. DeGroote and those parties to an order that certain exemptions contained in Ontario securities law would not apply to them for a period of five years and the payment, collectively, of $23.0 million in the aggregate, to be allocated as to $17.5 million to provide compensation for claims arising from the allegations of insider trading, $500,000 for expenses and administration matters, and $5 million to the Ontario Securities Commission.

RISK FACTORS

        An investment in our securities involves risks. Before making an investment decision, you should carefully consider the following risks, those under the heading "Risk Factors" in our Annual Information Form, as well as the other information contained in and incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and those described in the applicable prospectus supplement. Any of these risks could materially and adversely affect our business, properties, operations, results, financial condition, prospects or assets, which could in turn materially adversely affect the value of our securities. Additional risks and uncertainties not currently known to us, or that are currently considered immaterial, may also materially and adversely affect our business, properties, operations, results, financial condition, prospects or assets.

No Market for Debt Securities or Warrants

        Unless otherwise specified in a prospectus supplement, there is currently no market through which the debt securities or the warrants may be sold and purchasers of debt securities or warrants may not be able to resell the securities purchased under this prospectus. We cannot assure you that a secondary market for trading in the debt securities or warrants will develop or that any secondary market which does develop will continue. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation.

        The public offering prices of the debt securities and the warrants may be determined by negotiation between us and underwriters based on several factors and may bear no relationship to the prices at which the debt securities and the warrants will trade in the public market subsequent to such offering. See "Plan of Distribution".

Interest Rate Risk

        Prevailing interest rates will affect the market price or value of the debt securities. Generally, the market price or value of the debt securities will decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Credit Ratings

        We cannot assure you that any credit rating assigned to debt securities issued hereunder will remain in effect for any given period of time or that any rating will not be lowered or withdrawn entirely by the relevant rating agency. A lowering or withdrawal of such rating may have an adverse effect on the market value of the debt securities.

Third Party Claims

        We conduct our operations through a number of subsidiaries and to the extent any such subsidiary has or incurs indebtedness with a third party, the holders of the debt securities will effectively be subordinated to the claims of the holders of such third party indebtedness, including in the event of liquidation or upon a realization of the assets of any such subsidiary.

Foreign Exchange Exposure

        Debt securities denominated or payable in foreign currencies may entail significant risks, and the extent and nature of such risks change continuously. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency market, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending on the currency or currencies involved. Prospective purchasers should consult their own financial and legal advisors as to the risks entailed in an investment in debt securities denominated in currencies other than their local currency. Debt securities are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions.

Ranking of the Debt Securities

        The debt securities will not be secured by any of our assets. Therefore, holders of secured indebtedness would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of the debt securities and would have a claim that ranks equal with the claim of holders of debt securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by us in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred.

Reliance on Subsidiaries

        Our ability to service our indebtedness and pay dividends on our securities is dependent on cash flows, dividends and other distributions we receive from our subsidiaries. Certain of the instruments governing the indebtedness of our subsidiaries may restrict the ability of such entities to pay dividends or make other payments on investments under certain circumstances.

Future Issuances of Securities by Us or Sales by our Existing Securityholders

        The market price of our securities, including the market price of our common shares, could decline as a result of issuances of securities by us or sales by our existing securityholders of common shares in the market, or the perception that these sales could occur, during the term of this prospectus. Sales of our common shares by securityholders pursuant to this prospectus or otherwise might also make it more difficult for us to sell equity securities at a time and price that we deem appropriate.

Limited Covenants

        The trust indenture governing the debt securities will not:

  •
  require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the debt securities in the event that we experience significant adverse changes in our financial condition or results of operations;

  •
  limit our ability to incur indebtedness that is equal in right of payment to the debt securities;

  •
  restrict our ability to repurchase our common shares;

  •
  restrict our ability to make investments or to pay dividends or make other payments in respect of our common shares or other securities ranking junior to the debt securities; or

  •
  necessarily afford holders of debt securities protection should we be involved in a transaction that significantly increases our leverage.

        The trust indenture governing the debt securities will contain only limited protections in the event of many types of transactions that we could engage in, including acquisitions, refinancings, recapitalizations or restructurings that could substantially affect our capital structure and the value of the debt securities. If any such transaction should occur, the value of your debt securities may decline.

USE OF PROCEEDS

        The securities offered by this prospectus may be offered from time to time at our discretion in one or more series or issuances with an aggregate offering amount not to exceed $750,000,000. The net proceeds derived from the issue of the securities, or any one of them, under any prospectus supplement will be the aggregate offering amount thereof less any commission and other issuance costs paid in connection therewith. The net proceeds cannot be estimated as the amount thereof will depend on the number and price of the securities issued under any prospectus supplement. Information on the use of net proceeds from the sale of securities offered under this prospectus will be set forth in a prospectus supplement relating to the specific offering. We will not receive any proceeds from any sales of securities by any selling securityholders.

CONSOLIDATED CAPITALIZATION

        The following table sets forth our cash and cash equivalents and our capitalization as at December 31, 2010.

As at December 31, 2010
(amounts in thousands of U.S. dollars, except share amounts)
Cash and Cash Equivalents	$ 13,406

Indebtedness
Long-term debt, including current portion	$ 1,259,659
Equity
Shareholders' Equity	$ 1,646,595
Total Capitalization	$ 2,892,848
Common Shares (unlimited)	121,706,887
Special Shares (unlimited)	Nil
Preferred Shares (unlimited)	Nil

•
The table above excludes 2,645,614 common shares issuable on the exercise of options and 194,433 common shares issuable on the exercise of warrants.

DIVIDEND RECORD AND POLICY

        Our board of directors has adopted a dividend policy pursuant to which we will authorize the declaration and payment of a fixed dividend to be paid to our shareholders on a quarterly basis. The amount of any dividends payable by us will be at the discretion of our board of directors, taking into consideration our free cash flow, financial requirements for our operations, the terms of our existing indebtedness, the satisfaction of solvency tests imposed by the Business Corporations Act (Ontario), or the OBCA, for the declaration and payment of dividends and other conditions existing from time to time.

        Subject to the discretion of our board of directors, we expect to declare and pay quarterly dividends in arrears, at the rate of Cdn$0.125 per common share. A dividend of Cdn$0.125 per common share was paid January 14, 2011 to holders of record on December 31, 2010. We have declared a dividend of Cdn$0.125 to be paid on April 15, 2011 to holders of record on March 31, 2011.

PRIOR SALES

        On March 16, 2010, we issued 46,609 common shares in connection with an elected exchange of Participating Preferred Shares on the basis of 100 common shares for each Participating Preferred Share.

        On July 2, 2010, we completed our merger with WSI. We issued 27,970,968 common shares in connection with the merger on the basis of 0.5833 common shares of IESI-BFC Ltd. for each WSI common share.

        On December 31, 2010, we issued 11,048,624 common shares on the mandatory exchange of the outstanding Participating Preferred Shares on the basis of 100 common shares for each Participating Preferred Share.

        The following table sets forth information in respect of common shares that we issued upon the exercise of options granted during the previous twelve month period. The options set forth below were originally issued by WSI and assumed by us on the completion of the merger with WSI. Consequently, the original exercise prices of $4.33, $9.50, $9.86, $9.93 and $11.04 per WSI common share were adjusted to $7.4233, $16.2867, $16.9039, $17.0239 and $18.9268 per IESI-BFC Ltd. common share, respectively, to reflect the exchange ratio of one WSI common share for 0.5833 of our common shares in accordance with the terms of the Merger Agreement.

Exercise Date	Number of Shares	Exercise Price
30-July-2010	3,599	$7.4233
30-July-2010	2,334	$16.2867
3-August-2010	4,084	$7.4233
3-August-2010	3,209	$16.2867
6-August-2010	12,932	$7.4233
6-August-2010	5,152	$16.2867
6-August-2010	10,792	$16.9039
6-August-2010	972	$18.9268
9-August-2010	17,016	$7.4233
9-August-2010	9,919	$16.2867
9-August-2010	21,876	$16.9039
9-August-2010	195	$18.9268
10-August-2010	6,417	$7.4233
10-August-2010	2,042	$16.2867
10-August-2010	4,375	$16.9039
12-August-2010	778	$16.2867
12-August-2010	43,748	$16.9039
13-August-2010	2,042	$7.4233
13-August-2010	1,167	$16.2867
19-August-2010	875	$7.4233
19-August-2010	3,792	$16.2867

Exercise Date	Number of Shares	Exercise Price
24-August-2010	8,751	$7.4233
24-August-2010	7,293	$16.2867
24-August-2010	4,376	$16.9039
27-August-2010	4,983	$7.4233
27-August-2010	2,924	$16.2867
27-August-2010	3,501	$16.9039
31-August-2010	5,422	$7.4233
31-August-2010	967	$16.2867
31-August-2010	4,667	$16.9039
1-September-2010	7,000	$7.4233
1-September-2010	5,833	$16.9039
2-September-2010	1,167	$7.4233
2-September-2010	1,167	$16.2867
3-September-2010	1,167	$7.4233
3-September-2010	1,167	$16.2867
3-September-2010	9,722	$18.9268
8-September-2010	3,217	$7.4233
8-September-2010	4,084	$16.2867
8-September-2010	2,918	$16.9039
9-September-2010	1,362	$7.4233
9-September-2010	681	$16.2867
10-September-2010	875	$7.4233
10-September-2010	1,167	$16.2867
15-September-2010	20,416	$16.9039
16-September-2010	2,042	$7.4233
16-September-2010	1,167	$16.2867
16-September-2010	2,042	$16.9039
20-September-2010	1,167	$7.4233
1-October-2010	875	$7.4233
1-October-2010	1,167	$16.2867
1-October-2010	875	$16.9039
9-November-2010	2,042	$7.4233
22-November-2010	2,042	$7.4233
22-November-2010	2,042	$16.2867
22-November-2010	5,834	$16.9039
16-December-2010	1,167	$7.4233
23-December-2010	6,805	$17.0239
24-December-2010	2,042	$7.4233
24-December-2010	1,459	$16.2867
24-December-2010	2,917	$16.9039
29-December-2010	2,042	$7.4233
29-December-2010	1,167	$16.2867
29-December-2010	3,501	$16.9039

 PRICE RANGE AND TRADING VOLUME

        Our common shares are currently listed and posted for trading on the TSX and the NYSE. Our listing symbol on the TSX and the NYSE is "BIN".

        The following table sets forth the price range for and trading volume of our common shares as reported by the TSX for the periods indicated.

Month	High	Low	Volume
March 2010	Cdn$18.69	Cdn$17.40	4,701,087
April 2010	Cdn$20.33	Cdn$17.44	4,111,268
May 2010	Cdn$21.73	Cdn$19.54	4,739,835
June 2010	Cdn$22.49	Cdn$19.94	3,916,270
July 2010	Cdn$23.94	Cdn$20.44	5,227,181
August 2010	Cdn$25.38	Cdn$22.10	3,943,774
September 2010	Cdn$25.29	Cdn$22.60	7,528,867
October 2010	Cdn$24.67	Cdn$22.72	3,099,699
November 2010	Cdn$24.21	Cdn$21.86	4,017,481
December 2010	Cdn$24.51	Cdn$22.25	3,367,279
January 2011	Cdn$24.75	Cdn$22.79	3,412,848
February 2011	Cdn$24.73	Cdn$22.74	4,792,248
March 2011 (to March 18, 2011)	Cdn$24.30	Cdn$22.47	3,483,453

        On March 18, 2011, the closing price of our common shares on the TSX was Cdn$23.20.

        The following table sets forth the price range for and trading volume of our common shares as reported by the NYSE for the periods indicated.

Month	High	Low	Volume
March 2010	$18.19	$17.10	4,169,443
April 2010	$20.21	$17.30	7,195,764
May 2010	$20.68	$18.17	5,772,976
June 2010	$22.06	$18.92	4,356,614
July 2010	$23.10	$19.28	9,561,898
August 2010	$23.85	$21.12	6,013,046
September 2010	$24.29	$21.88	7,226,563
October 2010	$24.00	$22.34	4,252,160
November 2010	$23.87	$21.60	6,822,791
December 2010	$24.56	$21.90	6,631,477
January 2011	$24.87	$23.03	3,931,194
February 2011	$25.34	$22.90	4,984,870
March 2011 (to March 18, 2011)	$24.99	$22.63	3,306,120

        On March 18, 2011, the closing price of our common shares on the NYSE was $23.78.

DESCRIPTION OF CAPITAL STRUCTURE

        The following briefly summarizes the provisions of our articles of amalgamation, including a description of our share capital. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our articles of amalgamation.

        Our authorized share capital consists of an unlimited number of common shares, an unlimited number of special shares and an unlimited number of preferred shares issuable in series. At March 18, 2011, there were 121,726,722 common shares, no special shares and no preferred shares outstanding.

Common Shares

        Holders of common shares are entitled to one vote per share at meetings of our shareholders, to receive dividends if, as and when declared by our board of directors and to receive pro rata any remaining property and assets upon our dissolution or winding-up, subject to the rights of shares having priority over the common shares (none of which are currently issued and outstanding).

Special Shares

        Each special share carries one vote at meetings of shareholders. However, special shares carry no right to receive dividends or to receive any remaining property and assets upon our dissolution or winding-up.

        The number of special shares outstanding from time to time will be the same as the number of common shares then issuable upon the exercise in full of the rights associated with the Participating Preferred Shares, or the IESI Exchange Rights, to indirectly exchange the Participating Preferred Shares for common shares pursuant to the Amended and Restated Securityholders' Agreement. Upon the issuance of common shares pursuant to the IESI Exchange Rights, a corresponding number of special shares will be automatically cancelled without further action by the holder thereof.

Preferred Shares

        Each series of preferred shares shall consist of such number of shares and have such rights, privileges, restrictions and conditions as may be determined by our board of directors prior to the issuance thereof. Holders of preferred shares, except as required by law, will not be entitled to vote at meetings of our shareholders. With respect to the payment of dividends and distribution of assets in the event of our liquidation, dissolution or winding-up, whether voluntary or involuntary, the preferred shares of each series shall rank on a parity with the preferred shares of every other series and are entitled to preference over the common shares and any other shares ranking junior to the preferred shares from time to time and may also be given such other preferences over the common shares and any other shares ranking junior to the preferred shares as may be determined at the time of creation of such series.

Amended and Restated Securityholders' Agreement

        Pursuant to the Amended and Restated Securityholders' Agreement, Retained Interest Holders have demand and piggy-back registration rights to include in a prospectus-qualified distribution in Canada, the common shares acquired by them on the exercise of the IESI Exchange Rights, subject to certain conditions. Any Retained Interest Holder exercising demand or piggy-back registration rights is responsible for the selling commissions associated with the sale of its shares, and half of the other expenses of the distribution. As at the date hereof, no Retained Interest Holders are able to satisfy the conditions to exercise demand registrations rights. In addition, TC Carting III, L.L.C., one of the Retained Interest Holders, has a pre-emptive right to participate in any distribution of equity securities (excluding issuances of securities in connection with incentive compensation plans) in order to maintain its proportionate equity interest in us. The exercise of the pre-emptive right is subject to certain conditions, including stock exchange approvals.

DESCRIPTION OF DEBT SECURITIES

        In this section only, "we", "us" and "our" refer only to IESI-BFC Ltd. without any of its subsidiaries.

        We may issue debt securities from time to time in one or more series. This section summarizes the general terms and provisions of the debt securities that will be common to all series that we offer pursuant to this prospectus. The specific terms relating to any series of our debt securities that we offer will be described in a prospectus supplement. You should read the applicable prospectus supplement for the terms of the series of debt securities offered. Because the terms of specific series of debt securities offered may differ from the general information that we have provided below, you should rely on information in the applicable prospectus supplement that contradicts any information below.

        As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities will be governed by a document called an "indenture". An indenture is a contract between a financial institution, acting on your behalf as trustee of the debt securities offered, and us. The debt securities will be issued pursuant to an indenture among us and one or more trustees (as determined by us in accordance with applicable laws). We collectively refer to such trustees as the "trustees" and each trustee acting in such capacity for a specific series of debt securities as a "trustee". When we refer to the "indenture" in this prospectus, we are referring to the form of indenture under which your debt securities will be issued. The indenture will be executed upon the issuance of debt securities under this prospectus, as supplemented by any supplemental indenture which may be applicable to your debt securities. The trustees have two main roles. First, subject to some limitations on the extent to which the trustees can act on your behalf, the trustees can enforce your rights against us if we default on our obligations under the indenture. Second, the trustees perform certain administrative duties for us.

        The following section is a summary of the principal terms and provisions of the indenture. This summary is not complete. Because this section is a summary, it does not describe every aspect of the debt securities or the indenture. If we refer to particular provisions in the indenture, such provisions, including the definition of terms, are incorporated by reference in this prospectus as part of this summary. We urge you to read the indenture and any supplements thereto that are applicable to you because the indenture, as supplemented, and not this section, defines your rights as a holder of debt securities. The indenture will be subject to and governed by the OBCA and the U.S. Trust Indenture Act of 1939, as amended. A copy of the indenture will be filed with the SEC as an exhibit to our Registration Statement and will also be filed with the Canadian securities regulators.

General

        The debt securities offered hereby will be our unsecured obligations. The debt securities will be either our senior unsecured obligations issued in one or more series and referred to herein as the "senior debt securities", or our subordinated unsecured obligations issued in one or more series and referred to herein as the "subordinated debt securities". The senior debt securities will rank equal in right of payment to all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt securities and our senior indebtedness. We are a holding company that conducts our business through subsidiaries. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities, including trade payables, of our subsidiaries.

        You should read the applicable prospectus supplement for the terms of the series of debt securities offered. The terms of the debt securities described in such prospectus supplement will be set forth in the indenture and in one or more resolutions of our board of directors, or pursuant to authority granted by one or more resolutions of our board of directors, or established pursuant to one or more supplemental indentures and may include the following, as applicable to the series of debt securities offered thereby:

  •
  the title of the debt securities;

  •
  any limit upon the aggregate principal amount of the debt securities that may be authenticated and delivered under the indenture;

  •
  the date or dates on which the principal of the debt securities is payable;

  •
  the rate or rates at which the debt securities will bear interest, if any, the date or dates from which interest will accrue and the dates on which interest will be payable;

  •
  the basis upon which interest will be calculated if other than on the basis of a 360-day year of twelve 30-day months;

  •
  the place or places, if any, other than or in addition to Toronto, where the principal of (and premium, if any) and any interest on debt securities will be payable, where any debt securities may be surrendered for registration of transfer, where debt securities may be surrendered for exchange and where notices or demands to or upon us in respect of the debt securities may be served;

  •
  whether we have the option to redeem the debt securities, whether in whole or in part, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which debt securities may be redeemed;

  •
  whether we have the obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of debt securities, and the period or periods within which, the price or prices at which, the currency in which, and other terms and conditions upon which debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

  •
  whether and under what circumstances we will be required to pay any additional amounts for withholding and deduction of Canadian taxes with respect to the debt securities, and whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

  •
  if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any debt securities will be issuable;

  •
  if other than us or one of the trustees, the identity of each registrar and/or paying agent;

  •
  if other than the principal amount, the portion of the principal amount of debt securities that will be payable upon declaration of acceleration;

  •
  if other than U.S. dollars, the currency in which payment of the principal of, and premium, if any, or interest, if any, on the debt securities will be payable or in which the debt securities will be denominated;

  •
  whether the amount of payments of principal of, and premium, if any, or interest on the debt securities may be determined with reference to a formula or other method, and the manner in which such amounts will be determined;

  •
  whether the principal of, and premium, if any, and interest, if any, on the debt securities are to be payable, at our election or at the election of a holder, in a currency other than that in which such debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities are to be so payable;

  •
  the designation of the initial exchange rate agent, if any;

  •
  any provisions limiting the applicability of, in modification of, in addition to or in lieu of the defeasance provisions of the indenture that will be applicable to the debt securities;

  •
  provisions, if any, granting special rights to the holders of debt securities upon the occurrence of such events as may be specified;

  •
  any deletions from, modifications of or additions to the events of default or covenants with respect to debt securities, whether or not such events of default or covenants are consistent with the events of default or covenants in the indenture;

  •
  whether any debt securities are to be issuable in global form and, if so, whether beneficial owners of interests in any such global security may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur;

  •
  the person to whom any interest on any security will be payable, if other than the person in whose name that security is registered at the close of business on the record date for such interest;

  •
  if debt securities are to be issuable in definitive form, whether upon original issue or upon exchange of a temporary security of such series, only upon receipt of certain certificates or other documents or satisfaction of other conditions, and the form and/or terms of such certificates, documents or conditions; and

  •
  any other terms, conditions, rights and preferences, or limitations on such rights and preferences, such as the subordination of the debt securities to our senior debt.

        Unless we indicate differently in the applicable prospectus supplement, the indenture pursuant to which the debt securities are issued does not contain any provisions that give you protection in the event we issue a large amount of debt, or in the event that we are acquired by another entity. Unless otherwise indicated in the applicable prospectus supplement, the indenture will not afford holders the right to tender debt securities to us for repurchase or provide for any increase in the rate or rates of interest at which the debt securities will bear interest in the event we should become involved in a highly leveraged transaction or in the event of a change of control of our company.

Form and Denomination of Debt Securities

        Unless we indicate differently in the applicable prospectus supplement, the debt securities will be denominated in U.S. dollars, in minimum denominations of $1,000 and integral multiples thereof.

        We may issue the debt securities in registered form, in which case we may issue them either in book-entry form only or in "certificated" form. We also will have the option of issuing debt securities in non-registered form, as bearer securities, if we issue the securities outside the United States to non-U.S. persons. In that case, the applicable prospectus supplement will set forth the mechanics for holding the bearer securities, including the procedures for receiving payments, for exchanging the bearer securities for registered securities of the same series and for receiving notices.

Form, Exchange and Transfer of Registered Securities

        If we cease to issue registered debt securities in global form, we will issue them:

  •
  only in fully registered certificated form; and

  •
  unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

        Holders may exchange their certificated securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

        We will maintain an office or agency, specified in the applicable prospectus supplement, in each place of payment for the debt securities where securities of that series may be presented or surrendered for payment, registration of transfer or exchange.

        Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

        If any debt securities of a particular series are redeemable, we may block the transfer or exchange of those debt securities during the period beginning 14 days before the day we mail the notice of redemption and ending on the day of that mailing. We may also refuse to register transfers or exchanges of any debt securities selected for redemption or to register transfers or exchanges of any debt securities surrendered for repayment at the option of the holder, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

        If a registered debt security is issued in global form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agents

        On each due date for interest payments on the debt securities, we will pay interest to each person shown on our records as owner of the debt securities at the close of business on a designated day that is in advance of the due date for interest. We will pay interest to each such person even if such person no longer owns the debt security on the interest due date. The designated day on which we will determine the owner of the debt security, as shown on our records, is also known as the "record date". The record date will usually be about two weeks in advance of the interest due date.

        Because we will pay interest on the debt securities to the holders of the debt securities based on ownership as of the applicable record date with respect to any given interest period, and not to the holders of the debt securities on the interest due date (that is, the day that the interest is to be paid), it is up to the holders who are buying and selling the debt securities to work out between themselves the appropriate purchase price for the debt securities. It is common for purchase prices of debt securities to be adjusted so as to prorate the interest on the debt securities fairly between the buyer and the seller based on their respective ownership periods within the applicable interest period.

  Payments on Global Securities

        We will make payments on a global security directly to the registered holders generally or a depositary or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants, as described under "— Global Securities" below.

  Payments on Certificated Securities

        We will make interest payments on debt securities held in certificated form by mailing a check for such interest on each due date for interest payments to such holder of the certificated securities. We will make all payments of principal and premium, if any, on the certificated securities by check at our office or agency to be maintained in Toronto, and/or at other offices that may be specified in the applicable prospectus supplement or in a notice to holders, against surrender of the certificated security.

  Payment When Offices Are Closed

        If payment on a debt security is due on a day that is not a business day, we will make such payment on the next succeeding business day. The indenture provides that such payments will be treated as if they were made on the original due date for payment. A postponement of this kind will not result in a default under any debt security or the indenture, and no interest will accrue on the amount of any payment that is postponed in this manner.

        Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

        You will have special rights if an Event of Default occurs with respect to your debt securities and such Event of Default is not cured, as described later in this subsection.

        Unless otherwise specified in the applicable prospectus supplement, the term "Event of Default" with respect to the debt securities offered means any of the following:

  •
  we do not pay the principal of, or any premium on, the debt security on its due date;

  •
  we do not pay interest on the debt security within 30 days of its due date;

  •
  we do not deposit any sinking fund payment, if applicable, with respect to the debt securities on its due date;

  •
  we remain in breach of a covenant or warranty (other than any payment covenant or a covenant or warranty included solely for the benefit of a different series of debt securities) in the indenture for 60 days after we receive a written notice of default stating that we are in breach. The notice must be sent by either of the trustees or the holders of at least 25% of the principal amount of the debt securities of the affected series;

  •
  we default in the payment, at the stated maturity, of any of our indebtedness for borrowed money in excess of $10 million;

  •
  we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and/or

  •
  any other Event of Default that may be described in the applicable prospectus supplement, and set forth in the applicable supplemental indenture, occurs.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

  Remedies if an Event of Default Occurs

        If an Event of Default has occurred and has not been cured within the applicable time period, the trustees or the holders of 25% in principal amount of the debt securities of the affected series (or, in some cases, the holders of 25% in principal amount of the debt securities of all series) may declare the entire principal amount of all the debt securities of that series to be immediately due and payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be rescinded in certain circumstances by the holders of at least a majority in principal amount of the debt securities of the affected series or of all series, as the case may be. A declaration of acceleration of maturity following an event of default caused by a default in payment or acceleration of any of our indebtedness for borrowed money will be automatically annulled if such indebtedness is discharged or the holders of such indebtedness rescind their declaration of acceleration.

        The trustees may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest or the payment of any sinking fund installment, if they consider the withholding of notice to be in the best interests of the holders. Additionally, the trustees are not required to take any action under the indenture at the request of any of the holders of the debt securities unless such holders offer the trustees reasonable protection from expenses and liability (called an "indemnity"). If a reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conduct of any lawsuit or other formal legal action seeking any remedy available to the trustees. The trustees may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

        Before a holder is allowed to bypass the trustees and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to its debt securities, the following must occur:

  •
  the holder must give the trustees written notice that an Event of Default has occurred and remains uncured;

  •
  the holders of 25% in principal amount of all outstanding debt securities of the relevant series or, in some cases, of all series must make a written request that the trustees take action because of the default that has occurred and must offer reasonable indemnity to the trustees against the cost and other liabilities of taking that action;

  •
  the trustees must not have taken any action for 60 days after receipt of the above notice, request and offer of indemnity; and

  •
  the holders of a majority in principal amount of the debt securities of the relevant series or, in some cases, of all series must not have given the trustees a direction inconsistent with the above notice or request.

        Notwithstanding the above, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date for payment.

        Holders of a majority in principal amount of the debt securities of the affected series or, in some cases, of all series may waive any past defaults other than:

  •
  the payment of principal of, or any premium or interest on, the affected series of debt securities; or

  •
  a default in respect of a covenant that cannot be modified or amended without the consent of each holder of the affected series of debt securities.

        Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustees, and how to declare or rescind an acceleration of maturity on their debt securities.

Merger or Consolidation

        Unless otherwise specified in the applicable prospectus supplement, the terms of the indenture will generally permit us to amalgamate or consolidate with or merge into another corporation or convey, transfer or lease substantially all of our assets to another corporation. However, we may not take any of these actions unless, among other things, the following conditions are met:

  •
  in the event that, as a result of the transaction, we are not the surviving entity or we convey, transfer or lease all or substantially all of our assets, the surviving entity must be a corporation, partnership or trust organized under the laws of a jurisdiction in Canada or the United States and such entity must agree to be legally responsible for the debt securities; and

  •
  after giving effect to the transaction, no Event of Default shall have occurred or be continuing.

Modification or Waiver

        There are three types of changes we can make to the indenture and the debt securities issued thereunder.

  Changes Not Requiring Consent of Holders

        There are certain changes that we may make to your debt securities without your specific approval and without any vote of the holders of the debt securities of the same series. Without your approval, we will be permitted to:

  •
  evidence the succession of another person to our obligations;

  •
  add covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred to us in the indenture;

  •
  add any additional Events of Default;

  •
  add to or change any of the provisions of the indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to provide for uncertificated debt securities, in compliance with applicable laws and regulations;

  •
  change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

  •
  establish the form or terms of securities of any series as permitted by the indenture;

  •
  evidence and provide for the acceptance of appointment of a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as is necessary to provide for or facilitate the administration of any trusts established under the indenture by more than two trustees;

  •
  close the indenture with respect to the authentication and delivery of additional series of debt securities, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the indenture; provided that any such action will not adversely affect the interests of the holders of debt securities of any series in any material respect; or

  •
  supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities; provided that any such action will not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect.

  Changes Requiring Consent of Holders

        There will be changes that we will not be permitted to make to the terms or provisions of your debt securities without your specific approval. Subject to the provisions of the indenture, without your specific approval, we will not be permitted to:

  •
  change the stated maturity of the principal of, or interest on, your debt securities;

  •
  reduce the principal amount of, or premium, if any, or interest on, your debt securities;

  •
  reduce the amount of principal payable upon acceleration of maturity of your debt securities;

  •
  make any change that adversely affects any right of repayment at your option;

  •
  change the place or currency of payment on your debt securities;

  •
  impair your right to sue for payment on your debt securities;

  •
  reduce the percentage of holders of outstanding debt securities of your series or of all series whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults of the indenture; or

  •
  modify any of the provisions of the indenture dealing with modification, waiver of past defaults or the waiver of certain covenants relating to your debt securities except to increase the percentage of holders of the debt securities required to approve certain matters or to require all holders of debt securities to approve certain matters.

  Changes Requiring Majority Approval

        Subject to the provisions of the indenture, any other change to, or waiver of, any provision of the indenture and the debt securities issued pursuant thereto would require the following approval:

  •
  if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of that series;

  •
  if the change affects more than one series of debt securities issued under the indenture, it must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series affected by the change, with all affected series voting together as one class for this purpose; or

  •
  waiver of our compliance with certain provisions of the indenture must be approved by the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture, voting together as one class for this purpose, in accordance with the terms of the indenture.

        In each case, the required approval must be given in writing.

Satisfaction and Discharge

        The indenture will cease to be of further effect with respect to any series of debt securities and the trustees will execute proper instruments acknowledging satisfaction and discharge of the indenture as to a particular series of debt securities, when (A) either (1) all debt securities of such series authenticated and delivered have been delivered to the trustees for cancellation or (2) all debt securities of such series not so delivered to the trustees for cancellation (i) have become due and payable, or (ii) will become due and payable at their maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year, and we have deposited or caused to be deposited with one of the trustees an amount, in the currency in which the debt securities of such series are payable, sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustees for cancellation, for principal, and premium, if any, and interest to the date of such deposit in the case of debt securities that have become due and payable or to maturity or redemption date, as the case may be and (B) we have paid or caused to be paid all other sums payable by us.

Defeasance

        If specified in the applicable prospectus supplement and subject to the provisions of the indenture, we may elect either:

  •
  to be released from some of the covenants in the indenture under which your debt securities were issued (referred to as "covenant defeasance"); or

  •
  to be discharged from all of our obligations with respect to your debt securities, except for obligations to issue temporary debt securities, to register the transfer or exchange of your debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain paying offices or agencies and to hold moneys for payment in trust (referred to as "full defeasance").

  Covenant Defeasance

        In the event of covenant defeasance, you would lose the protection of some of our covenants in the indenture, but would gain the protection of having money and government securities set aside in trust to repay your debt securities.

        Subject to the provisions of the indenture, to accomplish covenant defeasance with respect to the debt securities offered:

  •
  we must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and government obligations issued in the currency in which the debt securities of the applicable series are payable, that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due;

  •
  no Event of Default or event which with notice or lapse of time or both would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit or at any time during the three-month period after such a deposit in respect of certain bankruptcy or insolvency events;

  •
  we must not be insolvent on the date of the deposit of the funds or at any time during the three-month period after the date of such deposit;

  •
  no breach or violation of any covenant under the indenture shall occur as a result of such deposit;

  •
  we must deliver to the trustees of your debt securities a legal opinion of our counsel to the effect that, for U.S. federal income tax purposes and Canadian federal or provincial income tax or other tax purposes, you will not recognize income, gain or loss as a result of such covenant defeasance and that such covenant defeasance will not cause you to be taxed on your debt securities any differently than if such covenant defeasance had not occurred;

  •
  we must deliver to the trustees of your debt securities an officers' certificate and a legal opinion of our counsel stating that all conditions precedent to covenant defeasance, as set forth in the indenture, had been complied with; and

  •
  we must comply with certain additional terms of, conditions to or limitations to covenant defeasance, as set forth in the indenture.

        If we were to accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustees were prevented from making payment. In fact, if an Event of Default (such as our bankruptcy) occurred after we accomplish covenant defeasance and your debt securities became immediately due and payable, there might be a shortfall in our trust deposit. Depending on the event causing the default, you might not be able to obtain payment of the shortfall.

  Full Defeasance

        If we were to accomplish full defeasance, you would have to rely solely on the funds or notes or bonds that we deposit in trust for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall in our trust deposit. The conditions to accomplish full defeasance set out in the indenture include conditions to protect the trust deposit from claims of our lenders and other creditors if we were to become bankrupt or insolvent.

        Subject to the provisions of the applicable indenture, in order to accomplish full defeasance with respect to the debt securities offered:

  •
  we must deposit in trust for the benefit of all holders of the debt securities of the same series as your debt securities a combination of money and government obligations issued in the currency in which the debt securities of the applicable series are payable, that would generate enough cash to make interest, principal and any other payments on such series of debt securities on the various dates when such payments would be due;

  •
  no Event of Default or event which with notice or lapse of time or both would become an Event of Default, including by reason of the above deposit of money, notes or bonds, with respect to your debt securities shall have occurred and be continuing on the date of such deposit or at any time during the three-month period after such a deposit in respect of certain bankruptcy or insolvency events;

  •
  we must not be insolvent on the date of the deposit of the funds or at any time during the three-month period after the date of such deposit;

  •
  no breach or violation of any covenant under the indenture shall occur as a result of such deposit;

  •
  we must deliver to the trustees of such debt securities a legal opinion of our counsel stating either that we have received, or there has been published, a ruling by the Internal Revenue Service or that there had been a change in the applicable U.S. federal income tax law, in either case to the effect that, for U.S. federal income tax purposes, you will not recognize income, gain or loss as a result of such full defeasance and that such full defeasance will not cause you to be taxed on your debt securities any differently than if such full defeasance had not occurred and we had just repaid your debt securities ourselves at maturity;

  •
  we must deliver to the trustees of your debt securities a legal opinion of our counsel to the effect that, for Canadian federal or provincial income tax purposes or other tax purposes, you will not recognize income, gain or loss as a result of such defeasance and that such defeasance will not cause you to be taxed on your debt securities any differently than if such defeasance had not occurred;

  •
  we must deliver to the trustees of your debt securities an officers' certificate and a legal opinion of our counsel stating that all conditions precedent to full defeasance, as set forth in the indenture, had been complied with; and

  •
  we must comply with certain additional terms of, conditions to or limitations to full defeasance, as set forth in the indenture.

Consent to Jurisdiction

        The indenture will provide that we will irrevocably appoint IESI Corporation, 2301 Eagle Parkway, Suite 200, Fort Worth, Texas, 76177, as our authorized agent for service of process in any legal action or proceeding arising out of or relating to our indenture or the debt securities for actions brought under U.S. federal or state securities laws or for actions brought by either trustee in any New York Court, and will irrevocably submit to the jurisdiction of the New York Courts for such purposes.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

Entire Agreement

        The indenture and the debt securities will constitute the entire agreement between us, the trustees and holders pertaining to the debt securities. No implied covenant, agreement, representation or warranty will be read into the indenture against us, including any covenant, agreement, representation or warranty pertaining to the protection of the reasonable expectations of holders. For purposes of any rights or remedies under the OBCA that holders or the trustees may assert or employ, any of our acts or omissions that do not constitute a default in the performance, or breach, of our covenants and agreements in the indenture will be deemed conclusively to be fair and reasonable insofar as the interests of holders are concerned and in accordance with the reasonable expectations of holders pertaining to the debt securities. For greater certainty, representations, warranties and statements made by us or on our behalf (whether orally or in writing and whether in connection with the issue of debt securities or thereafter) will not give rise to, or form the basis of, any reasonable expectations of holders pertaining to the debt securities for purposes of any rights or remedies under the OBCA that holders or the trustees may assert or employ. Neither the indenture nor the debt securities may be supplemented, amended or modified, directly or indirectly, except by one or more supplemental indentures entered into pursuant to the applicable provisions of the indenture.

        In certain circumstances, including in connection with a determination by a court as to the fairness and reasonableness of a transaction to, or its effect on, our securityholders, securityholders may wish to assert that we have obligations to them which extend beyond our covenants and agreements in the indenture, or that an act or omission on our part which does not constitute a default in the performance, or breach, of our covenants and agreements in the indenture is nevertheless inconsistent with their reasonable expectations or otherwise unfair or unreasonable insofar as holders' interests are concerned. The above provisions may preclude holders from making such assertions.

Holders of Registered Debt Securities

  Book-Entry Holders

        We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities held in book-entry form will be represented by one or more global securities registered in the name of a depositary or its nominee. The depositary or its nominee will hold such global securities on behalf of financial institutions that participate in such depositary's book-entry system. These participating financial institutions, in turn, hold beneficial interests in the global securities either on their own behalf or on behalf of their customers.

        Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in global form, we will recognize only the depositary or its nominee as the holder of the debt securities, and we will make all payments on the debt securities to the depositary or its nominee. The depositary will then pass along the payments that it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners of the debt securities. The depositary and its participants do so under agreements they have made with one another or with their customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture.

        As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system, or that holds an interest through a participant in the depositary's book-entry system. As long as the debt securities are issued in global form, investors will be indirect holders, and not legal holders, of the debt securities.

  Street Name Holders

        In the event that we issue debt securities in certificated form, or in the event that a global security is terminated, investors may choose to hold their debt securities either in their own names or in "street name". Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account that he or she maintains at such bank, broker or other financial institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and we will make all payments on those debt securities to them. These institutions will pass along the payments that they receive from us to their customers who are the beneficial owners pursuant to agreements that they have entered into with such customers or by law; they are not obligated to do so under the terms of the debt securities or the terms of the indenture. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

  Legal Holders

        Our obligations, as well as the obligations of the trustees and those of any third parties employed by the trustees or us, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means and who are, therefore, not the legal holders of the debt securities. This will be the case whether an investor chooses to be an indirect holder of a debt security, or has no choice in the matter because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the legal holder of the debt securities, we have no further responsibility with respect to such payment or notice even if that legal holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture), we would seek the approval only from the legal holders, and not the indirect holders, of the debt securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

        Notwithstanding the above, when we refer to "you" or "your" in this prospectus, we are referring to investors who invest in the debt securities offered under this prospectus pursuant to a prospectus supplement, whether they are the legal holders or only indirect holders of the debt securities offered. When we refer to "your debt securities" in this prospectus, we mean the series of debt securities in which you hold a direct or indirect interest.

  Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

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  how it would handle a request for its consent, as a legal holder of the debt securities, if ever required;

  •
  if permitted for a particular series of debt securities, whether and how you can instruct it to send you debt securities registered in your own name so you can be a legal holder of such debt securities;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms. Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, CDS Clearing and Depository Services Inc., or CDS, will be the depositary for all debt securities that we issue in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "— Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole legal holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account either with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a legal holder of the debt security, but an indirect holder of a beneficial interest in the global security.

  Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the legal holder of the debt securities represented by such global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below under "— Special Situations When a Global Security Will Be Terminated";

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under "— Holders of Registered Debt Securities", above;

  •
  an investor may not be able to sell his or her interest in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in the debt securities in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the debt securities. Neither the trustees nor we have any responsibility for any aspect of the depositary's actions or for the depositary's records of ownership interests in a global security. Additionally, neither the trustees nor we supervise the depositary in any way;

  •
  CDS requires that those who purchase and sell interests in a global security that is deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of such intermediaries.

  Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, a global security will be terminated and interests in the global security will be exchanged for certificates in non-global form, referred to as "certificated" debt securities. After such an exchange, it will be up to the investor as to whether to hold the certificated debt securities directly or in street name. We have described the rights of direct holders and street name holders under "— Holders of Registered Debt Securities" above. Investors must consult their own banks or brokers to find out how to have their interests in a global security exchanged on termination of a global security for certificated debt securities to be held directly in their own names.

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security, and we do not appoint another institution to act as depositary within 60 days of such notification;

  •
  if we notify the trustees that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to the debt securities represented by that global security and such event of default has not been cured or waived.

        The applicable prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by such prospectus supplement. If a global security were terminated, only the depositary, and not we or the trustees, would be responsible for deciding the names of the institutions in whose names the debt securities represented by the global security would be registered and, therefore, who would be the legal holders of those debt securities.

DESCRIPTION OF WARRANTS

        The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We will deliver an undertaking to the securities regulatory authority in each of the provinces of Canada other than Quebec that we will not distribute warrants separately to any member of the public in Canada unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless the prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved for filing by the securities commissions or similar regulatory authorities in each of the provinces of Canada where the warrants will be distributed.

        We may issue warrants for the purchase of debt securities or common shares. Warrants may be issued independently or together with debt securities or common shares offered by any prospectus supplement and may be attached to, or separate from, any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by, reference to the applicable warrant agreement. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement.

Debt Warrants

        The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

  •
  the title of such debt warrants;

  •
  the offering price for such debt warrants, if any;

  •
  the aggregate number of such debt warrants;

  •
  the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

  •
  if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

  •
  if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

  •
  the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);

  •
  the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

  •
  whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

  •
  information with respect to book-entry procedures, if any;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of principal United States and Canadian federal income tax considerations;

  •
  the antidilution or adjustment provisions of such debt warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such debt warrants; and

  •
  any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Share Warrants

        The prospectus supplement relating to any particular issue of common share warrants will describe the terms of such warrants, including the following:

  •
  the title of such warrants;

  •
  the offering price for such warrants, if any;

  •
  the aggregate number of such warrants;

  •
  if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

  •
  if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

  •
  the number of common shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  if applicable, a discussion of principal United States and Canadian federal income tax considerations;

  •
  the antidilution provisions of such warrants, if any;

  •
  the redemption or call provisions, if any, applicable to such warrants; and

  •
  any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Exercise of Warrants

        A warrant will entitle the holder to purchase for cash a number of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement.

        Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

SELLING SECURITYHOLDERS

        Our securities may be sold under this prospectus by way of a secondary offering by or for the account of certain of our securityholders. The prospectus supplement that we will file in connection with any offering of our securities by selling securityholders will include the following information:

  •
  the names of the selling securityholders;

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  the number or amount of our securities of the class being distributed owned, controlled or directed by each selling securityholder;

  •
  the number or amount of our securities of the class being distributed for the account of each selling securityholder;

  •
  the number or amount of securities of any class, to be owned, controlled or directed by the selling securityholders after the distribution and the percentage that number or amount represents of the total number of our outstanding securities;

  •
  whether the securities of the class being distributed are owned by the selling securityholders both of record and beneficially, of record only or beneficially only;

  •
  if the selling securityholder purchased the securities of the class being distributed within two years preceding the date of the prospectus supplement, the date or dates the selling securityholder acquired the securities; and

  •
  if the selling securityholder acquired the securities of the class being distributed in the 12 months preceding the date of the prospectus, the cost thereof to the securityholder in the aggregate and on a per security basis.

PLAN OF DISTRIBUTION

New Issue

        We may issue the securities offered by this prospectus for cash or other consideration:

  •
  to or through underwriters, dealers, placement agents or other intermediaries, or

  •
  directly to one or more purchasers, provided that applicable exemptions are available or have been obtained.

        The prospectus supplement with respect to the securities being offered will set forth the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, dealers or other placement agents,

  •
  the purchase price of, and form of consideration for, the securities and the proceeds, if any, to us from such sale or exchange,

  •
  any delayed delivery arrangements,

  •
  any underwriting discounts and other items constituting underwriters' compensation,

  •
  any offering price, and

  •
  any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

        Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement.

        Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of securities may be entitled to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act, and Canadian provincial securities legislation, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        In connection with any offering of securities, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

        Without limiting the generality of the foregoing, we also may issue some or all of the securities offered by this prospectus in exchange for property, including securities or assets of other companies which we may acquire in the future.

Secondary Offering

        This prospectus may also, from time to time, relate to the offering of our securities by certain selling securityholders.

        The selling securityholders may sell all or a portion of our securities beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If our securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts or commissions or agent's commissions. Our securities may be sold by the selling securityholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, as follows:

  •
  on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  in the over-the-counter market;

  •
  in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  through the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  sales pursuant to Rule 144 under the U.S. Securities Act;

  •
  broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        If the selling securityholders effect such transactions by selling our securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of our securities for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of our securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our securities in the course of hedging in positions they assume. The selling securityholders may also sell our securities short and deliver our securities covered by this prospectus to close out short positions and to return borrowed securities in connection with such short sales. The selling securityholders may also loan or pledge our securities to broker-dealers that in turn may sell such securities.

        The selling securityholders may pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell our securities from time to time pursuant to this prospectus or any supplement to this prospectus filed under General Instruction II.L. of Form F-10 under the U.S. Securities Act, amending, if necessary, the list of selling securityholders to include, pursuant to a prospectus amendment or prospectus supplement, the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders also may transfer and donate our securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling securityholders and any broker-dealer participating in the distribution of our securities may be deemed to be "underwriters" within the meaning of the U.S. Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the U.S. Securities Act. At the time a particular offering of our securities is made, a prospectus supplement, if required, will be distributed which will identify the selling securityholders and provide the other information set forth under "Selling Securityholders", set forth the aggregate amount of our securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

        Under the securities laws of some states, our securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states our securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that any securityholder will sell any or all of our securities registered pursuant to the registration statement, of which this prospectus forms a part.

        The selling securityholders and any other person participating in such distribution will be subject to applicable provisions of Canadian securities legislation and the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of our securities by the selling securityholders and any other participating person.

        Regulation M may also restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. All of the foregoing may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

        Once sold under the shelf registration statement, of which this prospectus forms a part, our securities will be freely tradable in the hands of person other than our affiliates.

 EARNINGS COVERAGE RATIOS

        The following consolidated earning coverage ratio has been calculated for the twelve-month period ended December 31, 2010. This earnings coverage ratio does not reflect the issuance of any securities under this prospectus. Should we offer any debt securities or warrants under a prospectus supplement, we will include earnings coverage ratios which give effect to the issuance of the debt securities or warrants in the prospectus supplement.

        Our interest requirements for the year ended December 31, 2010 amounted to approximately $48.8 million. Our earnings before income taxes and interest on long-term debt for the year ended December 31, 2010 was approximately $186.6 million, resulting in an earnings coverage ratio of 3.8 times our aggregate interest requirements for the period.

CERTAIN INCOME TAX CONSIDERATIONS

        The applicable prospectus supplement may describe the principal Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

        The applicable prospectus supplement may also describe certain U.S. federal income tax considerations generally applicable to the purchase, holding and disposition of the securities by an investor who is a United States person, including, to the extent applicable, certain relevant U.S. federal income tax rules pertaining to capital gains and ordinary income treatment, original issue discount, whether or not we will be considered a passive foreign investment company (and if so, the tax consequences to a United States holder), backup withholding and the foreign tax credit, and any consequences relating to securities payable in a currency other than U.S. dollars, issued at an original discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada and filed with or furnished to the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Vice President, Investor Relations and Corporate Communications at 400 Applewood Crescent, Vaughan, Ontario, L4K 0C3, telephone (905) 532-7510. In addition, copies of the documents incorporated herein by reference may be obtained from the securities commissions or similar authorities in Canada through the SEDAR website at www.sedar.com. Financial information is provided in our financial statements and management's discussion and analysis, which are incorporated herein by reference.

        The following documents, filed with the various securities commissions or similar authorities in Canada and the United States, are specifically incorporated by reference into and form an integral part of this prospectus:

1.
our annual information form dated March 31, 2010;

2.
our management information circular dated April 27, 2010, distributed in connection with our annual meeting of shareholders held on June 2, 2010;

3.
our audited consolidated financial statements as at and for the years ended December 31, 2010 and 2009, respectively, together with the notes thereto and the auditor's report thereon;

4.
our management's discussion and analysis of the financial condition and results of operations as at and for the year ended December 31, 2010;

5.
our material change report dated July 9, 2010 regarding the completion of our merger with WSI, our new U.S. and Canadian credit facilities and the redemption of WSI's outstanding senior subordinated notes;

6.
our business acquisition report, or BAR, dated September 10, 2010 relating to our merger with WSI; and

7.
"Information about WSI" included at pages 208 to 215 of the WSI Proxy Statement dated June 7, 2010.

        Any documents of the type described in Section 11.1 of Form 44-101F1 — Short Form Prospectus and any updated interest coverage ratios filed by us with the securities commissions or similar authorities in the provinces of Canada subsequent to the date of this prospectus and prior to the termination of the offering of securities hereunder shall be deemed to be incorporated by reference in this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC on Form 40-F, 20-F or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part (in the case of Form 6-K, if and to the extent expressly provided in such report).

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Upon a new annual information form and related annual consolidated financial statements and accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis, information circulars (to the extent the disclosure is inconsistent) and material change reports filed prior to the commencement of our financial year in which the new annual information form is filed shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus.

        A prospectus supplement containing the specific terms of an offering of our securities will be delivered to purchasers of such securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement but only for purposes of the offering of securities covered by that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file with the securities commission or authority in each of the applicable provinces of Canada annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies.

        You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through SEDAR at www.sedar.com and any document we file with or furnish to the SEC at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street, N.E., Washington D.C. 20549 by paying a fee. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. Certain of our filings are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR, and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been or will be filed with the SEC as part of the Registration Statement:

  •
  the documents listed in the second paragraph under "Documents Incorporated by Reference" in this prospectus;

  •
  the consent of Deloitte & Touche LLP;

  •
  the consent of BDO USA, LLP (formerly known as BDO Seidman, LLP);

  •
  the consent of Crowe Horwath LLP;

  •
  the consent of Torys LLP;

  •
  the form of trust indenture relating to the debt securities; and

  •
  powers of attorney of our directors and certain of our officers.

EXPERTS

        Certain legal matters relating to the securities offered by this prospectus will be passed upon by Torys LLP, Toronto, Ontario on our behalf. As of the date hereof, the partners and associates of Torys LLP beneficially own, directly or indirectly, in aggregate, less than one percent of our securities.

        The consolidated financial statements of WSI as of December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009, and the effectiveness of WSI's internal control over financial reporting as of December 31, 2009, incorporated by reference in the BAR, which is incorporated by reference in this prospectus, have been audited by BDO Seidman, LLP, an independent registered public accounting firm.

        The combined financial statements of Commercial Clean-up Enterprises, Inc. and We Haul of South Florida, Inc. at September 30, 2008 and for the nine month period then ended, incorporated by reference in the BAR, which is incorporated by reference in this prospectus, have been audited by Crowe Horwath LLP, an independent audit firm.

        The financial statements of Miami-Dade County Operations (a division of Republic Services of Florida, a Limited Partnership) at September 30, 2009 and for the nine month period then ended and at December 31, 2008 and for the year then ended, incorporated by reference in the BAR, which is incorporated by reference in this prospectus, have been audited by Crowe Horwath LLP, an independent audit firm.

AUDITORS, TRANSFER AGENT AND REGISTRAR

        Our auditors are Deloitte & Touche LLP, Independent Registered Chartered Accountants, Toronto, Ontario. Deloitte & Touche LLP is independent in accordance with the rules of professional conduct of the Institute of Chartered Accountants of Ontario.

        Our transfer agent and registrar for the common shares in Canada is Computershare Investor Services Inc. at its principal office in Toronto, Ontario, and in the United States is Computershare Trust Company, N.A. at its principal office in Golden, Colorado.

 ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

        We are a corporation organized under the laws of Ontario. Certain of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of our assets, are located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for U.S. investors to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for U.S. investors to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. We have been advised by Torys LLP that there is doubt as to the enforceability in Canada of a judgment of a U.S. court predicated upon our civil liability or the civil liability of our directors, officers or experts under U.S. federal securities laws. We have also been advised by such counsel that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated upon such laws.

        We filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed IESI Corporation, 2301 Eagle Parkway, Suite 200, Fort Worth, Texas, 76177, as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of the securities under this prospectus.

 PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Certain Persons

  Section 136 of the Business Corporations Act (Ontario), as amended, provides, in part, as follows:

(1)
A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

Advance of costs

(2)
A corporation may advance money to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1), but the individual shall repay the money if the individual does not fulfill the conditions set out in subsection (3).

Limitation

(3)
A corporation shall not indemnify an individual under subsection (1) unless the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request.

Same

(4)
In addition to the conditions set out in subsection (3), if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the corporation shall not indemnify an individual under subsection (1) unless the individual had reasonable grounds for believing that the individual's conduct was lawful.

Derivative actions

(4.1)
A corporation may, with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection (1), against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection (3).

Right to indemnity

(4.2)
Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection (1), if the individual seeking an indemnity,

(a)
was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

(b)
fulfils the conditions set out in subsections (3) and (4).

Insurance

(4.3)
A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual,

(a)
in the individual's capacity as a director or officer of the corporation; or

(b)
in the individual's capacity as a director or officer, or a similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

Application to court

(5)
A corporation or a person referred to in subsection (1) may apply to the court for an order approving an indemnity under this section and the court may so order and make any further order it thinks fit.

Idem

(6)
Upon an application under subsection (5), the court may order notice to be given to any interested person and such person is entitled to appear and be heard in person or by counsel.

Protection of Directors, Officers and Others

  Section 5 of By-Law No. 1 of the Registrant provides as follows:

5.1
Indemnification of Directors and Officers.    The Corporation shall indemnify a director or officer, a former director or officer or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and the heirs and legal representative of such a person to the extent permitted by the Act.

5.2
Insurance.    The Corporation may purchase and maintain insurance for the benefit of any person referred to in the preceding section to the extent permitted by the Act.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

            The Corporation has agreed to indemnify its directors and officers, to the extent permitted under corporate law, against costs and damages incurred by the directors and officers as a result of lawsuits or any other judicial, administrative or investigative proceeding in which the directors and officers are sued as a result of their services. The Corporation's directors and officers are covered by directors' and officers' liability insurance.

            We have entered into indemnification agreements with certain of our directors and officers (each an "Indemnified Party"), pursuant to which we agreed to indemnify and save harmless the Indemnified Party (i) from and against all costs, charges and expenses reasonably incurred by the Indemnified Party in respect of any civil, criminal, administrative, investigative or other proceeding to which the Indemnified Party is made a party or is involved by reason of being or having been a director or officer; and (ii) from and against all liabilities, damages, costs, charges and expenses whatsoever that the Indemnified Party may sustain or incur as a result of serving as a director or officer in respect of any act, matter, deed or thing whatsoever made, done, omitted to be done, committed, permitted or acquiesced in by the Indemnified Party in his or her capacity as a director or officer, whether before or after the effective date of the indemnification agreement. The indemnification provided to the Indemnified Party is only available if the Indemnified Party meets the standards of conduct set out in the applicable indemnification agreement, meaning that the Indemnified Party acted honestly and in good faith with a view to the best interests of the Registrant, or to the best interests of the other entity for which the Indemnified Party acted as director or officer or in a similar capacity at the Registrant's request, and in the case of a criminal or administrative proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party's conduct was lawful. No amount has been recorded in the Registrant's financial statements with respect to the indemnification agreements.

 EXHIBITS

        The following exhibits have been filed as part of the Registration Statement:

Exhibit Number	Description
4.1	Annual information form of the Registrant for the fiscal year ended December 31, 2009, dated March 31, 2010 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2009, filed with the Commission on March 31, 2010).
4.2
Audited consolidated financial statements of the Registrant as at and for the fiscal years ended December 31, 2010 and 2009, together with the notes thereto and the auditor's report thereon (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on March 10, 2011).
4.3
Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2010 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on March 10, 2011).
4.4
Management information circular of the Registrant dated April 27, 2010, prepared in connection with the annual meeting of shareholders of the Registrant held on June 2, 2010 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on May 7, 2010).
4.5
Material change report dated July 9, 2010, relating to the Registrant's announcement of the completion of its merger with Waste Services, Inc. on July 2, 2010 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on July 21, 2010).
4.6
"Information about WSI" incorporated by reference from pages 208 through 215 of the Registrant's Registration Statement on Form F-4 (File No. 333-164402), filed with the Commission on June 7, 2010 (the "Registration Statement on Form F-4").
4.7
Business acquisition report dated September 10, 2010, relating to the Registrant's merger with Waste Services, Inc. (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on March 10, 2011).
4.8
The consolidated financial statements of Waste Services, Inc. (incorporated by reference from pages F-1 through F-61 of the Registration Statement on Form F-4), the combined financial statements of Commercial Clean-Up Enterprises, Inc. and We Haul of South Florida, Inc. (incorporated be reference from pages F-62 through F-72 of the Registration Statement on Form F-4), and the financial statements of Miami-Dade County Operations (incorporated by reference from pages F-73 through F-91 of the Registration Statement on Form F-4).
4.9
Unaudited pro forma condensed combined financial statements, prepared for inclusion in the Registration Statement on Form F-4, giving effect to the acquisition by the Registrant of Waste Services, Inc. (incorporated by reference from pages 286 through 297 of the Registration Statement on Form F-4).
4.10
Unaudited pro forma condensed consolidated financial information, prepared for inclusion in the Registration Statement on Form F-4, giving effect to the acquisition by Waste Services, Inc. of the Miami-Dade County Operations (incorporated by reference from pages 299 through 301 of the Registration Statement on Form F-4).
*5.1	Consent of Deloitte & Touche LLP, Toronto, Ontario.
*5.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP).
*5.3	Consent of Crowe Horwath LLP.
**5.4	Consent of Torys LLP.
**6.1	Power of Attorney.

Exhibit Number	Description
**7.1
Form of Indenture (if debt securities are offered in the United States by a prospectus supplement to this Registration Statement, the Registrant will file with the Commission a Statement of Eligibility on Form T-1)

*
Filed herewith.

**
Filed as an exhibit to the Registration Statement on Form F-10 filed with the Commission on March 10, 2011.

 PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process.

  (a)
  At the time of filing Form F-10, the Registrant shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (b)
  At the time of filing Form F-10, any non-U.S. person acting as trustee with respect to the registered securities shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

  (c)
  Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vaughan, Province of Ontario, Country of Canada, on this 21st day of March, 2011.

IESI-BFC LTD.
By:	/s/ KEITH A. CARRIGAN Name: Keith A. Carrigan Title: Vice-Chairman and Chief Executive Officer

III-2

        Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH A. CARRIGAN Keith A. Carrigan	Vice-Chairman, Chief Executive Officer and Director (Principal Executive Officer)	March 21, 2011
* Thomas J. Cowee	Chief Financial Officer and Vice President (Principal Financial Officer and Principal Accounting Officer)	March 21, 2011
* Charles F. Flood	Director	March 21, 2011
* Daniel M. Dickinson	Director	March 21, 2011
* James J. Forese	Director	March 21, 2011
* Daniel R. Milliard	Director	March 21, 2011
* Douglas W. Knight	Director	March 21, 2011
* Michael G. DeGroote	Director	March 21, 2011

*By:	/s/ KEITH A. CARRIGAN

        Pursuant to the powers of attorney executed by the persons named above whose signatures are marked with an asterisk, Keith A. Carrigan, as attorney-in-fact, hereby signs this amendment to the registration statement on behalf of each such person, in each case, in the capacity indicated. Such powers of attorney were filed as part of the signature block of the Registrant's Form F-10, filed on March 10, 2011.

III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in this United States, in the City of Fort Worth, Texas, on March 21, 2011.

IESI CORPORATION
By:	/s/ THOMAS J. COWEE Name: Thomas J. Cowee Title: Authorized Signatory

III-4

 EXHIBITS

        The following exhibits have been filed as part of the Registration Statement:

Exhibit Number	Description
4.1	Annual information form of the Registrant for the fiscal year ended December 31, 2009, dated March 31, 2010 (incorporated by reference to the Registrant's Annual Report on Form 40-F for the fiscal year ended December 31, 2009, filed with the Commission on March 31, 2010).
4.2
Audited consolidated financial statements of the Registrant as at and for the fiscal years ended December 31, 2010 and 2009, together with the notes thereto and the auditor's report thereon (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on March 10, 2011).
4.3
Management's discussion and analysis of the financial condition and results of operations of the Registrant for the fiscal year ended December 31, 2010 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on March 10, 2011).
4.4
Management information circular of the Registrant dated April 27, 2010, prepared in connection with the annual meeting of shareholders of the Registrant held on June 2, 2010 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on May 7, 2010).
4.5
Material change report dated July 9, 2010, relating to the Registrant's announcement of the completion of its merger with Waste Services, Inc. on July 2, 2010 (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on July 21, 2010).
4.6
"Information about WSI" incorporated by reference from pages 208 through 215 of the Registrant's Registration Statement on Form F-4 (File No. 333-164402), filed with the Commission on June 7, 2010 (the "Registration Statement on Form F-4").
4.7
Business acquisition report dated September 10, 2010, relating to the Registrant's merger with Waste Services, Inc. (incorporated by reference to the Registrant's Report on Form 6-K furnished to the Commission on March 10, 2011).
4.8
The consolidated financial statements of Waste Services, Inc. (incorporated by reference from pages F-1 through F-61 of the Registration Statement on Form F-4), the combined financial statements of Commercial Clean-Up Enterprises, Inc. and We Haul of South Florida, Inc. (incorporated by reference from pages F-62 through F-72 of the Registration Statement on Form F-4), and the financial statements of Miami-Dade County Operations (incorporated by reference from pages F-73 through F-91 of the Registration Statement on Form F-4).
4.9
Unaudited pro forma condensed combined financial statements, prepared for inclusion in the Registration Statement on Form F-4, giving effect to the acquisition by the Registrant of Waste Services, Inc. (incorporated by reference from pages 286 through 297 of the Registration Statement on Form F-4).
4.10
Unaudited pro forma condensed consolidated financial information, prepared for inclusion in the Registration Statement on Form F-4, giving effect to the acquisition by Waste Services, Inc. of the Miami-Dade County Operations (incorporated by reference from pages 299 through 301 of the Registration Statement on Form F-4).
*5.1	Consent of Deloitte & Touche LLP, Toronto, Ontario.
*5.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP).
*5.3	Consent of Crowe Horwath LLP.
**5.4	Consent of Torys LLP.
**6.1	Power of Attorney.

III-5

Exhibit Number	Description
**7.1
Form of Indenture (if debt securities are offered in the United States by a prospectus supplement to this Registration Statement, the Registrant will file with the Commission a Statement of Eligibility on Form T-1).

*
Filed herewith.

**
Filed as an exhibit to the Registration Statement on Form F-10 filed with the Commission on March 10, 2011.

III-6

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
PRESENTATION OF OUR FINANCIAL INFORMATION
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE COMPANY
RECENT DEVELOPMENTS
RISK FACTORS
USE OF PROCEEDS
CONSOLIDATED CAPITALIZATION
DIVIDEND RECORD AND POLICY
PRIOR SALES
PRICE RANGE AND TRADING VOLUME
DESCRIPTION OF CAPITAL STRUCTURE
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
SELLING SECURITYHOLDERS
PLAN OF DISTRIBUTION
EARNINGS COVERAGE RATIOS
CERTAIN INCOME TAX CONSIDERATIONS
DOCUMENTS INCORPORATED BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
EXPERTS
AUDITORS, TRANSFER AGENT AND REGISTRAR
ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBITS